SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 14, 2003

CONSOLIDATED GRAPHICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	0-24068	76-0190827
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

5858 WESTHEIMER, SUITE 200 HOUSTON, TEXAS 77057
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 787-0977

ITEM 5.  OTHER EVENTS

On November 10, 2003, Consolidated Graphics, Inc. (the “Company”) completed an amendment to its existing bank credit facility (as amended, the “Credit Agreement”).  The Credit Agreement provides for a $150 million revolving credit facility that will mature in July 2007 and includes revisions to certain leverage covenants resulting in improved pricing and greater flexibility for future acquisitions and stock repurchases.  Previously the Company’s bank credit facility consisted of a $175 million revolving credit line and a term loan with an outstanding balance of $20 million and was scheduled to expire in December 2005. The outstanding balance on the term loan was paid with proceeds advanced under the Credit Agreement.  A copy of the Credit Agreement is attached hereto as Exhibit 10.

On November 14, 2003, a press release announcing the Credit Agreement was issued by the Company and is attached hereto as Exhibit 99.  The attached press release may contain forward-looking information.  Readers are cautioned that such information involves known and unknown risks, uncertainties and other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(A)  EXHIBITS

The following exhibits are filed herewith:

10                                    Credit Agreement dated as of November 10, 2003, among the Company and Bank One, NA, as Administrative Agent, Bank One Capital Markets, Inc., as Lead Arranger and Sole Book Runner and Wells Fargo Bank Texas, National Association, as Syndication Agent.

99                                    Press release of the Company dated November 14, 2003, related to the announcement of an amendment to the Company’s bank credit facility.

SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

CONSOLIDATED GRAPHICS, INC.
(Registrant)

	By:	/s/ G. Christopher Colville

G. Christopher Colville Executive Vice President Chief Financial Officer and Secretary

Date: November 14, 2003